Exhibit 99.1

Illustrative Transaction Overview

($ in millions)

- Paya announced the acquisition of The Payment Group for $21.0M, representing 11.7x 2021E EBITDA of $1.8M. As a result, PF EV / 2021E EBITDA has decreased to 19.2x
- The acquisition is expected to close in early October and will be funded with approximately $9M of cash from Paya's balance sheet and approximately $12M from existing Paya shareholders

Sources & Uses

Sources	Prior	Change	PF for TPG	%
SPAC Cash [1]	$353	–	$353	33%
PIPE	200	–	200	18%
Sponsor Co-Investment	50	–	50	5%
Cash from Balance Sheet	4	(4)	–	–
Equity Rollover	480	4	483	44%
Total Sources	**$1,087**	**–**	**$1,087**	**100%**

Uses	Prior	Change	PF for TPG	%
Cash to Seller	$565	($4)	$562	52%
Equity Rollover	480	4	483	44%
Fees & Expenses	42	–	42	4%
Total Uses	**$1,087**	**–**	**$1,087**	**100%**

Pro Forma Valuation

Particulars	Prior	Change	PF for TPG
PF Shares Outstanding [2]	110.2	0.4	110.5
Share Price	$10.00	–	$10.00
PF Equity Value	**$1,102**	**$4**	**$1,105**
(+) PF Debt	229	–	229
(–) PF Cash	(30)	6	(24)
PF Enterprise Value	**$1,300**	**$9**	**$1,309**
2021E EBITDA	*$66.2*	*$1.8*	*$68.0*
PF EV / 2021E EBITDA	***19.6x***		***19.2x***
PF EV / 2021E Revenue	***5.5x***		***5.4x***
PF Net Debt / 2021E EBITDA	***3.0x***		***3.0x***

PF Ownership Split



SPAC Investors
31%
Exisiting Paya Shareholders
44%
Sponsor Promote 3
2%
Sponsor Co-investment
5%
PIPE
18%

Note: Assumes no redemptions from SPAC investors. Excludes impact of seller earnout, sponsor earnout and warrants

Note: Paya 2021E Revenue and Adjusted EBITDA include incremental public company costs as well as the announced acquisition of The Payment Group.

1. *As on 6/30/20. SPAC cash amount subject to change depending on the actual interest earned in the trust*
2. *Includes 48.3m Paya rollover shares, 20.0m PIPE shares, 5.0m Sponsor Co-investment shares, 2.68m SPAC sponsor shares (includes 1.75m promote shares and 0.93m shares from sponsor unit investment at IPO), and 34.5m SPAC shares; excludes 14.0m shares to be issued to existing Paya shareholders as earnout to align interests (7.0m shares @ $15.00 and 7.0m shares @ $17.50, over the next 5 years)*
3. *Includes shares from units purchased by sponsors at time of IPO through private placement. Assumes sponsor retains 1.75m promote shares at close, restructures 5.68m promote shares to earnout (2.84m shares @ $15.00 and 2.84m shares @ $17.50, over the next 5 years), and forfeits 1.43m promote shares*

2

Announced Acquisition of The Payment Group

Paya plans to acquire TPG for $21.0M, representing 11.7x 2021E EBITDA of $1.8M

The Payment Group Acquisition Rationale

- ✓ TPG will benefit from Paya's scale, technology infrastructure and vertical expertise
- ✓ Smaller municipal courts & utilities highly complementary to existing government & utilities focus
- ✓ Numerous additive integrations into municipality and court software providers
- ✓ Opportunity to accelerate organic growth through leveraging Paya capabilities down market, cross-selling ACH, and entering into new geographies with referenceable customers

The Payment Group Overview

- The Payment Group provides integrated payment solutions to municipal courts and utilities providers
  - TPG serves 600+ customers with a focus in Texas and other southern states
- Expected to close in Q4 2020

TPG THE PAYMENT GROUP



Government & Utilities

Local Government Integrated Payment Solutions

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paya

3 Appealing Upside Potential for Public Investors Source: Company filings, FactSet (7/16/20 ), Company management Note: Paya 2021E Revenue and Adjusted EBITDA include incremental public company costs as well as the announced acquisition of The Payment Group. 1. Average of: GPN, SQ, WLN, NEXI, PAGS, STNE, NETW, FOUR, EVTC, EVOP, CIEL3, LSPD, IIIV, RPAY 2. Average of 32 companies in the Wilshire 5000 with 15%+ EBITDA growth, 30%+ EBITDA margins, and 80%+ Adjusted Cash Conversion (Adj. EBITDA less adjusted capital expenditures) conversion TEV / ’21E Adjusted EBITDA TEV / ’21E Revenue 1 1 28.1x 27.4x 26.2x 23.1x 19.2x 18.4x 15.9x FOUR RPAY Public Merchant Acquiring Universe Wilshire 5000 PAYA IIIV EVOP 12.3x 10.2x 9.0x 5.4x 5.2x 5.2x RPAY FOUR Public Merchant Acquiring Universe PAYA IIIV EVOP 2

Attractive Customer Base

Paya's focus on the mid-market and its B2B solution set imply larger ticket sizes and a higher proportion of Card Not Present volume

	paya	EVO	Shift4 Payments	i3 Verticals
CNP % of Total Volume (Rank by CNP Volume)	**85%** *(#2)*	**45%** *(#3)*	**N/A**	**N/A**
Average Card Transaction Value ($)	$176	$93	$58	$90
Avg. Annual Volume / Customer ($'000s)	$450	$142	$234	N/A
Core Markets	• B2B • Healthcare • Education • Government • Non-Profit	• B2B • Global Retail	• Restaurants • Hospitality	• Healthcare • Education • Government • Non-Profit • Real Estate
TEV / '21E Adj. EBITDA	**19.2x**	**15.9x**	**28.1x**	**18.4x**

Source: Nilson Report (2019), Company Annual Reports, Company filings, FactSet (7/16/20), Company management.
Note: Paya 2021E Adjusted EBITDA includes incremental public company costs as well as the announced acquisition of The Payment Group.
Note: Rankings exclude bank-owned or affiliated processors and those that do not report to Nilson

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paya